Exhibit 23.2

Our ref	VZL\630408\2731727v1
Direct tel	+852 2971 3088
E-mail	greg.knowles@maplesandcalder.com
Agria Corporation
Room 706, 7/F, Huantai Building
No. 12A, South Street Zhongguancun
Haidian District, Beijing 100081
People’s Republic of China
27 June 2008
Dear Sirs,
Re: Agria Corporation (the “Company”)
We consent to the reference to our firm under the heading “Cayman Islands Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2007, which will be filed with the Securities and Exchange Commission in the month of June 2008.

Yours faithfully,
/s/ Maples and Calder
Maples and Calder